SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 25, 2007

CENTENE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-33395 (Commission file number)	42-1406317 (IRS Employer Identification No.)
7711 Carondelet Avenue, Suite 800, St. Louis, Missouri 63105
(Address of principal executive office and zip code)
Registrant’s telephone number, including area code: (314) 725-4477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    (b)  The information contained in 5.02 (c) is hereby incorporated by reference.

    (c)  On June 1, 2007, the Company announced the appointment of Eric Slusser as Executive Vice President and Chief Financial Officer, reporting to Michael F. Neidorff, Chairman, President and Chief Executive Officer.  Mr. Slusser's appointment is effective July 9, 2007.  J. Per Brodin will remain as Senior Vice President and Chief Accounting Officer, but will relinquish his role as the Company's Chief Financial Officer.

    Mr. Slusser, 47, has served as Executive Vice President of Finance, Chief Accounting Officer and Controller of Cardinal Health, Inc. since May 2006 and as Senior Vice President, Chief Accounting Officer and Controller of Cardinal Health, Inc. from May 2005 to May 2006.  Mr. Slusser served as Senior Vice President-Chief Accounting Officer and Controller for MCI, Inc.  from November 2003 to May 2005, as Corporate Controller for AES  (an electric power generation and transmission company)  from May 2003 to November 2003, and as Vice President-Controller from January 1996 to May 2003 for Sprint PCS.

    Mr. Slusser's compensation arrangement includes a $475,000 annual base salary, 75% target bonus and participation in the company's long-term incentive compensation plan.  Mr. Slusser will receive 75,000 market price options to purchase Centene stock and 25,000 restricted stock units upon commencing his duties.  Those equity awards vest equally over five years.  In addition, Mr. Slusser will receive a one-time cash bonus upon the completion of 90 days of service to the company.

    In connection with his appointment, Mr. Slusser executed our standard executive severance and change in control agreement.  The agreement generally provides that, if within 24 months following a change in control (as defined), Mr. Slusser's employment is terminated by us other than for cause (as defined) or by Mr. Slusser for good reason (as defined), Mr. Slusser will receive a cash payment equal to the sum of (a) an amount equal to 24 months of salary, (b) the average of the executive's last two annual bonuses and (c) prorated annual bonus for the year in which the termination occurs.   In such event, Mr. Slusser also will receive 18 months of medical coverage, and his existing equity awards will vest in full.

    The agreement also generally provides that, if Mr. Slusser's employment is terminated by us other than for cause or by him for good reason in the absence of a change in control, he will receive 12 months of salary continuation, a prorated annual bonus for the year in which the termination occurs, 12 months of medical coverage, and 12 months of continued vesting of his equity awards.

    In the agreement, Mr. Slusser agrees to non-competition and non-solicitation provisions that extend through the first anniversary of his termination of employment, regardless of the reason for termination.

    The above description of the terms of the agreement is qualified in its entirety by reference to the full text of the standard agreement, a copy of which was filed as Exhibit 10.1 to Form 8-K filed on May 23, 2005 and is incorporated by reference herein.

    (e)  The information contained in 5.02 (c) is hereby incorporated by reference.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 2007	CENTENE CORPORATION
	By:	/s/ Michael F. Neidorff
Michael F. Neidorff
Chairman, President and Chief Executive Officer